Exhibit 23.2

Board of Directors
Trend Mining Company
Littleton, Colorado

CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use of our report dated January 12, 2005 except for note 12 which is dated January 31, 2006, on the financial statements of Trend Mining Company as of September 30, 2005 and the period then ended, and the inclusion of our name under the heading “Experts” in the Post Effective Amendment No. 1 on Form SB-2 Registration Statement filed with the Securities and Exchange Commission.

/s/ Williams & Webster, P.S.

Williams & Webster, P.S.
Spokane, Washington

March 2, 2006